Exhibit 10.10

                                May 18, 2002


Federico Faggin
27910 Roble Blanco
Los Altos Hills, CA 94022

Re:  Consulting Services

Dear Frederico:

This letter agreement (this "Letter Agreement") is intended to memorialize our recent discussion concerning the consulting services to be provided by you to ZiLOG, Inc. ("ZiLOG") and the terms and conditions thereof, which are set forth below.


During the Consulting Period (as defined below), you will perform consulting services for ZiLOG including, strategy guidance, assistance with product roadmaps, management counseling and participation in customer and internal business reviews, or as otherwise requested by the CEO (the "Consulting Services"). Commencing on June 1, 2002 (the "Commencement Date") and continuing throughout the Consulting Period, you will devote approximately 20% of your business time (i.e., one day per week) providing the Consulting Services.


As an independent contractor, you may work at ZiLOG's offices or such other location, as mutually determined based on the requirements of the specific deliverables, roles and tasks agreed to by the parties. ZiLOG shall provide you with an office and office supplies as reasonably requested by you.


In consideration of your performing, and as full compensation for, the Consulting Services, ZiLOG will grant you 145,000 Restricted Shares of ZiLOG, subject to the terms and conditions and pursuant to the ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan attached hereto as Exhibit A (the "Omnibus Plan") and any applicable Award Agreement (as defined in the Omnibus Plan) (the "Stock"). The Stock will vest (and will no longer be subject to the restrictions on transferability set forth in paragraph 9(d) of the Omnibus Plan or ZiLOG's right to repurchase unvested Stock for $.01 per share pursuant to Section 13(d)(ii)(a) of the Omnibus Plan) pro rata monthly over two years from the Commencement Date. The Restricted Shares shall have a purchase price of $.01/share.


You will also be reimbursed for all actual, reasonable out-of-pocket expenses necessary in connection with the Consulting Services in a timely manner. You will invoice ZiLOG regularly for such expenses and will provide reasonable back up with each such invoice.


On or about the Commencement Date, you will purchase 90,580 shares of ZiLOG common stock at a price equal to the fair market value of such stock on the date of purchase.


As a condition to the engagement for the Consulting Services, you agree to execute the Invention Assignment and Confidentiality Agreement in the form attached hereto.


For purposes of this Letter Agreement, the "Consulting Period" means the period that you are actively performing the Consulting Services for ZiLOG. The Consulting Period shall begin on the Commencement Date and continue for a period of 24 months. Notwithstanding the foregoing, the Consulting Period may be terminated at any time for any reason or no reason at all by you or by ZiLOG after thirty (30) days notice (the "Termination Date"). As of the Termination Date, the ownership of any unvested Stock shall automatically revert back to ZiLOG and other than the payment of the par value of such Stock (i.e., $0.01/share), you will be entitled to no other compensation for such Stock.


Notwithstanding anything in the Omnibus Plan to the contrary, ZiLOG waives any right that it might have to repurchase any vested Stock pursuant to section 13(d) of the Omnibus Plan; provided that this shall not affect any rights that ZiLOG may have with respect to unvested Stock.


This Letter Agreement is intended to supercede all prior correspondence and proposals and all prior promises, representations, undertakings, arrangements and agreements relating to the Consulting Services.


You shall promptly notify the CEO of any services that you may, now or in the future, be performing on behalf of any competitor of ZiLOG.


This Letter Agreement shall be governed by the laws of the state of California, without regard to any conflicts of law principles.


This Letter Agreement shall be subject to approval by the Board of Directors of ZiLOG.


We believe that this is an exciting opportunity for all of us and look forward to working with you.

                                               Very truly yours,
                                               ZiLOG, Inc.
                                               --------------------------
                                               By:  Jim Thorburn
                                               Title: Chief Executive Officer

Accepted and Agreed:

/s/ Federico Faggin
---------------------
Federico Faggin